Exhibit 31.2

SECTION 302 CERTIFICATION

I, Robert C. McPherson, III, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Metals USA Holdings Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 15, 2010	By:	/s/ ROBERT C. MCPHERSON, III
Robert C. McPherson, III Senior Vice President and Chief Financial Officer